                                                                     EXHIBIT 4.1

            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

     We consent to the reference to our firm under the caption
"Experts-Independent Registered Public Accounting Firm" and to the use of our report dated July 16, 2004 in the Amendment No. 1 to the Registration Statement (File No. 333-117377) and related Prospectus of Claymore Securities Defined Portfolios, Series 185.


                                       /s/ Grant Thornton LLP
                                       -------------------------
                                       GRANT THORNTON LLP


Chicago, Illinois
July 16, 2004